                                                                     Exhibit 1.1

                                                                   [Translation]

                            ARTICLES OF INCORPORATION


                                    CHAPTER I
                               GENERAL PROVISIONS


ARTICLE 1     (CORPORATE NAME)

The name of this company shall be "Chusik Hoesa Shinhan-Kumyoong-Jijoo-Hoesa" (the "Company"), which shall be "Shinhan Financial Group Co., Ltd." in English.


ARTICLE 2       (OBJECTIVE)

The objective of the Company shall be to engage in the following business activities:

(1) To control or manage a financial company or a company having close relation with the financial business;

(2) To provide the financial support to its subsidiary, etc. (which expression shall include the subsidiary, sub-subsidiary, and the company under the control of sub-subsidiary; hereinafter the same shall apply);

(3) To invest in the subsidiary or to raise the fund for financial support to its subsidiary, etc.;

(4) To develop and sell the products jointly with its subsidiary, etc., and to provide the business support for joint use of facility, computer system, etc. with its subsidiary, etc.; and

(5)  To engage in the other business incidental or related to the foregoing.


ARTICLE 3     (LOCATION OF HEAD OFFICE AND ESTABLISHMENT OF BRANCH, ETC.)

(1)  The Company shall have its head office in Seoul.

(2) The Company may establish branches, liaison offices, representative offices or subsidiaries within or outside Korea, by the resolution of the Board of Directors, when it deems necessary.


ARTICLE 4     (METHOD OF PUBLIC NOTICES)

Public notices of the Company shall be made in Hankuk Kyongje Shinmun and Maeil Kyongje Shinmun, daily newspapers published in Seoul.

                                   CHAPTER II
                                 SHARES OF STOCK


ARTICLE 5     (TOTAL NUMBER OF AUTHORIZED SHARES)

The total number of shares to be issued by the Company shall be 1,000,000,000 shares.


ARTICLE 6     (PAR VALUE PER SHARE)

The par value per share to be issued by the Company shall be five thousand (5,000) Won.


ARTICLE 7     (NUMBER OF SHARES ISSUED AT THE TIME OF INCORPORATION)

The total number of shares issued at the time of incorporation of the Company shall be _284,453,152 shares of common stock in registered form plus the number of common shares in registered form to be issued and delivered upon the exercise of warrant by the holders of the bonds with warrants issued by Shinhan Bank on December 2, 1998 during the period from July 15, 2001 to August 31, 2001.


ARTICLE 8     (KIND OF SHARES)

(1) The shares to be issued by the Company shall be common shares in registered form and preferred shares in registered form.

(2) Registered preferred shares shall have preference over common shares in dividend distribution and liquidation of assets of the Company. The amount of distribution upon liquidation of the Company to preferred shares with liquidation preference shall be no greater than the sum of their initial issue price and accrued but unpaid dividend.


ARTICLE 9  (NUMBER AND DESCRIPTION OF PREFERRED SHARES)

(1) Preferred shares to be issued by the Company shall be non-voting, and the number thereof shall not exceed one half (1/2) of the total number of issued and outstanding shares.

(2) The dividends on non-voting preferred shares shall be no less than 1% per annum of the par value and the rate thereof shall be determined by the Board of Directors at the time of issuance.

(3) Preferred shares to be issued by the Company may be participating or non-participating, and accumulating or non-accumulating by the resolution of the Board of Directors.

(4) If a resolution not to distribute dividends on preferred shares is adopted, then the preferred shares shall be deemed to have voting rights from the next general meeting of shareholders immediately following the general meeting at which such resolution not to distribute dividends on preferred shares is adopted to the end of the general meeting of the shareholders at which a resolution to distribute dividends on such preferred shares is adopted.

(5) In case the Company issues new shares by rights offering or bonus issue, then the new shares issued with respect to the preferred shares shall be
     (i) common shares in the case of rights offering and (ii) the shares of the same type in the case of bonus issue.

(6) Whether or not to specify the duration of preferred shares shall be determined by the resolution of the Board of Directors. If there is any duration of preferred shares, such duration shall be no less than 1 year and no more than 10 years from the date of issuance, and such duration period shall be determined by the Board of Directors at the time of issuance. Preferred shares shall be converted into the common shares upon the expiration of the duration period. However, if the holders of the preferred shares do not receive dividends entitled to them during the duration period, then the duration period shall be extended until such holders receive dividends entitled to them in full. In such a case, Article 15 shall apply mutatis mutandis with respect to the distribution of dividends for new shares issued upon conversion.


ARTICLE 10 (TYPES OF SHARE CERTIFICATES)

The share certificates of the Company shall be issued in the following eight (8) denominations: one (1), five (5), ten (10), fifty (50), one hundred (100), five hundred (500), one thousand (1,000) and ten thousand (10,000) shares.


ARTICLE 11 (CONVERTIBLE STOCK)

(1) The Company may issue the stock which can be converted into the common stock or preferred stock, by the resolution of the Board of Directors.

(2) Issue price of new shares to be issued upon conversion shall be the issue price of share prior to such conversion, and the number of shares to be issued upon conversion shall be the same number as that of common shares or preferred shares prior to such conversion.

(3) The conversion period shall be no less than 1 year and no more than 10 years from the date of issuance, and such conversion period shall be determined by the Board of Directors.

(4) For the purpose of any distribution of dividends on the shares issued upon conversion, Article 15 hereof shall apply mutatis mutandis.


ARTICLE 12 (REDEEMABLE STOCK)

(1) In case of issuance of preferred stock, the Company may, by the resolution of the Board of Directors, issue the redeemable one which can be redeemed with the profits at the discretion of the Company.

(2) Redemption price of redeemable stock shall be calculated in accordance with the following formula: 'issue price + issue price x number of days that have elapsed from the first day of the fiscal year, during which the redemption is made, to the redemption date divided by 365 x applicable interest rate'. The applicable interest rate shall be that announced by the Commissioner of National Tax Service pursuant to Article 17, Paragraph (1) of the Enforcement Rules of the Inheritance Tax and Gift Tax Act, or, to the extent not exceeding more or less than 50% of such interest rate, shall be determined by the Board of Directors at the time of issuance.

(3) Redemption period shall be determined by the Board of Directors within the period from the date immediately following the end of the Ordinary General Meeting of Shareholders convened in respect of the fiscal year, during which the shares are issued, to the date of 1 month following the end of the Ordinary General Meeting of Shareholders convened in respect of the fiscal year of the 10th anniversary of the issue date. However, in any of the following cases, the redemption period shall be extended until such case is terminated.

     1. If the holders of the redeemable shares do not receive dividends entitled to them; or

     2. If the redemption is not made within the redemption period due to insufficient profits of the Company.

(4) The Company may redeem all of redeemable shares in lump sum or any portion thereof. Provided that, in case of partial redemption, the Company may determine the shares to be redeemed, by means of lottery or proportional allotment. Any fractional shares resulting from the proportional allotment shall not be redeemed.

(5) If the Company intends to redeem the redeemable shares, the Company shall give the public notice of such intention, subject shares and the fact that the subject stock certificates must be submitted to the Company during the specified period, which shall be determined by the Company to the extent not less than one month. The Company shall give separate notice to the shareholders and pledgees recorded in the shareholders' registry and upon the expiry of such period, the subject shares shall be redeemed compulsorily.

(6) The redeemable shares may, by the Board of Directors at the time of issuance, be issued as the convertible shares as set forth in Article 11.


ARTICLE 13 (PREEMPTIVE RIGHTS)

(1) The shareholders of the Company shall have pre-emptive rights to subscribe for new shares to be issued by the Company in proportion to their respective shareholdings.

(2) Notwithstanding the provision of Paragraph (1) above, the Company may allocate new shares to persons other than existing shareholders of the Company, in any of the following instances:

     1. If the Company issues new shares by way of general public offering, to the extent not exceeding 50/100 of the total number of issued and outstanding shares of the Company, by a resolution of the Board of Directors in accordance with the provisions of the Securities Exchange Act ("SEA").

     2. If the Company preferentially allocates new shares to members of the Employee Stock Ownership Association in accordance with the provisions of the SEA;

     3. If the Company issues new shares for the issuance of depositary receipts ("DR"s), to the extent not exceeding 50/100 of the total number of issued and outstanding shares of the Company, in accordance with the provisions of the SEA;

     4. If the Company issues new shares upon the exercise of stock options in accordance with the provisions of the SEA;

     5. If the Company issues new shares to the securities investment company that runs exclusively the banking business, as set forth in the Finance Holding Company Act (the "FHCA"); or

     6. If the Company issues new shares to foreign investors, foreign or domestic financial institutions, allied companies, etc. for the necessity of management, such as introduction of advanced technology, improvement of financial structure of or financial support to the Company or its subsidiary, strategic business alliance, etc., to the extent not exceeding 50/100 of the total number of issued and outstanding shares of the Company.

(3) In case new shares are issued pursuant to Paragraph (2), type, number, issue price, etc. of shares to be issued shall be determined by a resolution of the Board of Directors, to the extent permitted by the relevant laws, such as the SEA, etc.

(4) In the case of abandonment or loss of the pre-emptive right to subscribe for new shares by any shareholder, the forfeited shares resulting from such abandonment or loss of the pre-emptive right shall be disposed by a resolution of the Board of Directors. If fractional shares result from the allocation of new shares, such shares shall also be disposed of by a resolution of the Board of Directors.


ARTICLE 14 (STOCK OPTIONS)

(1) The Company may grant stock options to its officers and employees pursuant to the provisions of the SEA, by a special resolution of the General Meeting of

     Shareholders, to the extent not exceeding 20/100 of the total number of issued and outstanding shares of the Company; provided that the Company may grant stock options by a resolution of the Board of Directors, to an extent permitted by the relevant laws, such as the SEA, etc.

(2) The Company may impose the condition of achievement of detailed performance for the exercise of stock options, and may postpone or cancel the exercise of stock options if such condition is not satisfied.

(3) The persons who are entitled to receive such stock options shall be officers and employees of the Company or its subsidiaries or sub-subsidiaries as prescribed in the relevant laws and ordinances including the SEA, etc. who have contributed, or is capable of contributing, to the establishment, management or technical innovation of the Company, except for officers or employees in any of the following cases:

     1. The largest shareholder of the Company and Specially Related Persons thereof (as defined in the SEA and the Enforcement Decree of the SEA; hereinafter the same shall apply), except for such persons who have been regarded as Specially Related Persons by becoming officers of the Company (including an officer who is the non-executive officer of the affiliate);

     2. Major Shareholders of the Company (as defined in the SEA; hereinafter the same shall apply), and Specially Related Persons thereof, except for such persons who have been regarded as Specially Related Persons by becoming officers of the Company (including an officer who is the non-executive officer of the affiliate); and

     3. The persons who become the Major Shareholders of the Company by the exercise of stock option.

(4) The shares to be issued upon the exercise of stock options (in case the Company pays the difference between the exercise price of stock options and the market price of such shares in cash or treasury shares, the shares which shall be the basis of the calculation of such differences) shall be common shares in registered form.

(5) The total number of shares to be given to one (1) officer or employee pursuant to the stock option shall not exceed 1/100 of the total number of shares issued and outstanding.

(6) The exercise price per share for the stock option shall be determined in accordance with the relevant laws, such as the SEA, etc.

(7)  Stock options may be exercised within seven (7) years commencing from two
     (2) years after the date specified in Paragraph (1) above at which a resolution to grant such stock options was adopted.

(8)  Stock option is exercisable by a person who has served for the Company two
     (2) years or more from the date specified in Paragraph (1) above at which a resolution to grant such stock option was adopted. If the grantee's continuous service terminates by reason of the grantee's death, attainment of mandatory retirement age, or for reasons other than by the fault of the grantee within two (2) years from the said date of resolution, the option may be exercisable within the exercise period.

(9) Article 15 shall apply mutatis mutandis with respect to the distribution of dividends for new shares issued upon the exercise of stock options.

(10) In the following instances, the Company may, by a resolution of the Board of Directors, cancel the stock options granted to an officer or an employee:

     1. When the relevant officer or employee voluntarily resigns or is removed from his or her position at the Company after receiving the stock option;

     2. When the relevant officer or employee inflicts material damages or losses on the Company due to the willful conduct or negligence of such person;

     3. When the Company cannot respond to the exercise of stock options due to its bankruptcy, dissolution, etc.; or

     4. When there occurs any other event for cancellation of the stock option pursuant to the stock option agreement.


ARTICLE 15 (ISSUANCE DATE OF NEW SHARES FOR THE PURPOSE OF DIVIDENDS)

In case the Company issues new shares through rights offering, bonus issue and stock dividend, the new shares shall be deemed to have been issued at the end of the fiscal year immediately prior to the fiscal year during which the new shares are issued for purpose of distribution of dividends for such new shares.


ARTICLE 16    (TRANSFER AGENT)

(1)  The Company may designate a transfer agent for its shares.

(2) The transfer agent, its office and its duties shall be determined by a resolution of the Board of Directors of the Company and shall be notified to the public.

(3) The Company's registry of shareholders or a copy of it shall be kept at the office of the transfer agent. The transfer agent shall handle the entries of alternations in the registry of shareholders, registering the creation and cancellation of pledges over shares, indication of trust assets and cancellation thereof with respect to shares, issuance of share certificates, receipt of reports and other related activities.

(4)  The relevant procedures for conducting activities referred to in Paragraph
     (3) above shall be carried out in accordance with the Regulation on the Securities Transfer Agency Business and other Regulations generally applicable to transfer agents.


ARTICLE 17 (REPORT OF ADDRESSES, NAMES AND SEALS OR SIGNATURES OF SHAREHOLDERS
           AND OTHERS)

(1) Shareholders, registered pledgees and their respective representatives shall file their names, addresses, and seals or signatures with the transfer agent of Article 16.

(2) A person referred to Paragraph (1) who reside in a foreign country should report to the Company appointed agents and the addresses in Korea to which notices are to be sent.

(3) The same shall apply in case of any changes in the matters referred to in Paragraphs (1) and (2) above.


ARTICLE 18    (CLOSE OF SHAREHOLDERS' REGISTRY AND RECORD DATE)

(1) The Company shall suspend entries of alteration with respect to its rights, from the 1st day of January of each year up to the closing date of the Ordinary General Meeting of Shareholders for the relevant fiscal year.

(2) The shareholders registered in the shareholders' registry as of December 31 of each fiscal year shall be entitled to exercise the rights as shareholders at the Ordinary General Meeting of Shareholders convened for such fiscal year.

(3) The Company may, if necessary for convening of an Extraordinary General Meeting of Shareholders or any other necessary cases, suspend any entry into the shareholders' registry with respect to shareholders' rights for a period not exceeding three (3) months as determined by a resolution of the Board of Directors, or cause the shareholders whose names appear in the shareholders' registry on a record date set by a resolution of the Board of Directors to exercise the rights as shareholders. If the Board of Directors deems it necessary, the Company may suspend any entry into the shareholders' registry and set the record date at the same time. The Company shall give at least two (2) weeks prior notice to the public.

(4) Notwithstanding the provision of Paragraph (3), if otherwise set forth in the FHCA or other relevant laws, the Company may follow such different provisions.


                                   CHAPTER III
                                      BONDS


ARTICLE 19    (ISSUANCE OF CONVERTIBLE BONDS)

(1) The Company may issue to persons other than existing shareholders of the Company convertible bonds, by the resolution of the Board of Directors, to the extent that the total face value of the bonds shall not exceed 1 trillion Won, in any of the following cases:

     1.   If the convertible bonds are issued through general public offering;

     2. If the Company issues convertible bonds to the securities investment company that runs exclusively the banking business, as set forth in the FHCA;

     3. If the Company issues convertible bonds to foreign investors, foreign or domestic financial institutions, allied companies, etc. for the necessity of management, such as introduction of advanced technology, improvement of financial structure of or financial support to the Company or its subsidiary, strategic business alliance, etc.; or

     4. If the Company issues convertible bonds in foreign country, in accordance with the SEA.

(2) The Board of Directors may determine that the convertible bonds referred to in Paragraph (1) may be issued on the condition that conversion rights will be attached to only a portion of the convertible bonds.

(3) The shares to be issued upon conversion shall be common shares. The conversion price, which shall be equal to or more than the face value of the shares, shall be determined by the Board of Directors at the time of issuance of convertible bonds.

(4) The conversion period shall commence on the date following three (3) months from the issue date of the convertible bonds and end on the date immediately preceding the redemption date thereof. However, the conversion period may be adjusted within the above period by a resolution of the Board of Directors.

(5) For the purpose of any distribution of dividends on the shares issued upon conversion, and any payment of accrued interest on the convertible bonds,
     Article 15 hereof shall apply mutatis mutandis.


ARTICLE 20    (BONDS WITH WARRANTS)

(1) The Company may issue to persons other than existing shareholders of the Company bonds with warrants, by the resolution of the Board of Directors, to the extent that the total face value of the bonds shall not exceed 1 trillion Won, in any of the following cases:

     1.   If the bonds with warrants are issued through general public offering;

     2. If the Company issues bonds with warrants to the securities investment company that runs exclusively the banking business, as set forth in the FHCA;

     3. If the Company issues bonds with warrants to foreign investors, foreign or domestic financial institutions, allied companies, etc. for the necessity of management, such as introduction of advanced technology, improvement of financial structure of or financial support to the Company or its subsidiary, strategic business alliance, etc.; or

     4. If the Company issues bonds with warrants in foreign country, in accordance with the SEA.

(2) The amount of new shares which can be subscribed for by the holders of the bonds with warrants shall be determined by the Board of Directors to the extent that the maximum amount of such new shares shall not exceed the face value of the bonds with warrants.

(3) The shares to be issued upon exercise of warrants shall be common shares. The issue price, which shall be equal to or more than the face value of the shares, shall be determined by the Board of Directors at the time of issuance of bonds with warrants.

(4) The warrant exercise period shall commence on the date following three (3) months from the issue date of the relevant bonds and end on the date immediately preceding the redemption date thereof. However, the warrant period may be adjusted within the above period by a resolution of the Board of Directors.

(5) For the purpose of any distribution of dividends on the shares issued upon exercise of warrants, Article 15 hereof shall apply mutatis mutandis.


ARTICLE 21    (ISSUANCE OF PARTICIPATING BONDS)

(1) The Company may issue to persons other than existing shareholders of the Company participating bonds, by the resolution of the Board of Directors, to the extent that the total face value of the bonds shall not exceed 1 trillion Won, in any of the following cases:

     1.   If the participating bonds are issued through general public offering;

     2. If the Company issues participating bonds to foreign investors, foreign or domestic financial institutions, allied companies, etc. for the necessity of management, such as introduction of advanced technology, improvement of financial structure of or financial support to the Company or its subsidiary, strategic business alliance, etc.; or

     3. If the Company issues participating bonds in foreign country, in accordance with the SEA.

(2) Matters regarding the dividend participation of bonds issued pursuant to Paragraph (1) shall be determined by the resolution of the Board of Directors at the time of issuance, based on the dividend on common stock.


ARTICLE 22    (APPLICABLE PROVISIONS FOR THE ISSUANCE OF BONDS)

The provisions of Articles 16 and 17 hereof shall be applicable to the issuance of bonds.

                                   CHAPTER IV
                        GENERAL MEETINGS OF SHAREHOLDERS


ARTICLE 23    (CONVENING OF GENERAL MEETINGS OF SHAREHOLDERS)

(1) General Meetings of Shareholders of the Company shall be of two types: (i) Ordinary and (ii) Extraordinary.

(2) The Ordinary General Meeting of Shareholders shall be held within three (3) months after the end of each fiscal year and the Extraordinary General Meeting of Shareholders may be convened whenever deemed to be necessary.


ARTICLE 24    (AUTHORITY TO CONVENE)

(1) The Representative Director-President of the Company shall convene the General Meeting of Shareholders in accordance with a resolution of the Board of Directors, unless otherwise prescribed by other laws and ordinances.

(2) If the Representative Director-President is unable to perform his/her duties, the General Meeting of Shareholders shall be convened by a Director designated by the Board of Directors.


ARTICLE 25 (PERSONAL OR PUBLIC NOTICES FOR CONVENING)

(1) Written notice of the General Meeting of Shareholders of the Company shall state the date, time, place of the Meeting, the purposes for which the Meeting has been called, and other matters set forth in the relevant laws. The written notice shall be sent to all shareholders at least two (2) weeks prior to the date set for the Meeting.

(2) The written notice of a General Meeting of Shareholders to be given to shareholders holding one-hundredth (1/100) or less of the total issued and outstanding voting shares may be substituted by giving public notice of the convening of the General Meeting of Shareholders in Hankuk Kyongje Shinmun and Maeil Kyongje Shinmun which are published in the city of Seoul, at least two (2) notices are made in the said publications two (2) weeks prior to the date set for such Meeting.

(3) Notwithstanding the provisions of Paragraphs (1) and (2), if otherwise set forth in the FHCA or other relevant laws, the Company may follow such different provisions.


ARTICLE 26    (PLACE OF MEETING)

The General Meeting of Shareholders shall be held in the city where the head office is located, or any other places adjacent thereto as required.

ARTICLE 27    (CHAIRMAN OF THE GENERAL MEETING OF SHAREHOLDERS)

The Chairman of the General Meetings of Shareholders shall be the person entitled to convene the Meeting pursuant to Article 24.


ARTICLE 28    (CHAIRMAN'S AUTHORITY TO MAINTAIN ORDER)

(1) The Chairman may order persons who purposely speaks or acts in a manner to prevent or disrupt the deliberations of the General Meeting of Shareholders or who disturb the public order of the General Meeting of Shareholders to stop or retract his/her remarks or to leave the place of meeting.

(2) The Chairman may restrict the length and frequency of the speech of shareholders if it is necessary for the smooth deliberations of the General Meeting of Shareholders.


ARTICLE 29    (VOTING RIGHTS)

Each shareholder shall have one (1) vote for each share he/she owns.


ARTICLE 30    (SPLIT VOTING)

(1) If any shareholder who holds two (2) or more votes wishes to split his/her votes, he/she shall notify in writing the Company of such intent and the reasons therefor no later than three (3) days before the date set for the General Meeting of Shareholders.

(2) The Company may refuse to allow the shareholder to split his/her votes unless the shareholder acquired the shares in trust or otherwise holds the shares for and on behalf of some other person.


ARTICLE 31    (VOTING BY PROXY)

(1)  A shareholder may exercise his/her vote through a proxy.

(2) In the case of Paragraph (1) above, the proxy holder shall file with the Company the documents evidencing the authority to act as a proxy before the General Meeting of Shareholders.


ARTICLE 32    (METHOD OF RESOLUTION)

Except as otherwise provided in the applicable laws and regulations or these Articles of Incorporation, all resolutions of the General Meeting of Shareholders shall be adopted by the affirmative vote of a majority of the shareholders present; provided that such votes shall, in any event, represent not less than one-fourth (1/4) of the total number of issued and outstanding shares.


ARTICLE 33    (EXERCISE OF VOTING RIGHT IN WRITING)

(1) If the method of resolution in writing at the General Meeting of Shareholders is adopted by the resolution of the Board of Directors, the shareholders may exercise their voting rights without participating the meeting.

(2) In case of Paragraph (1), the Company shall attach the documents and references necessary for exercise of voting rights to the convening notice.

(3) If a shareholder intends to exercise his/her voting rights in writing, the shareholder shall fill in and submit to the Company the documents referred to in Paragraph (2) by the date preceding the date set for the General Meeting of Shareholders.


ARTICLE 34    (MINUTES OF THE GENERAL MEETINGS OF SHAREHOLDERS)

The substance of the course of the proceedings of the General Meeting of Shareholders and the results thereof shall be recorded in the minutes and shall be preserved at the head office and branches of the Company, after being affixed with the names and seal impressions or signatures of the Chairman and the Directors present.


                                    CHAPTER V
                         OFFICERS AND BOARD OF DIRECTORS


ARTICLE 35    (OFFICERS)

The Company shall have not less than three (3) but not more than fifteen (15) Directors, of which the number of the Outside Directors shall not be less than 3 persons and 50/100 of the total number of Directors.

ARTICLE 36    (ELECTION OF DIRECTOR)

(1)  The Directors shall be elected at the General Meeting of Shareholders.

(2) The Outside Directors shall be recommended by the Operation Committee pursuant to Article 46 and elected at the General Meeting of Shareholders.


ARTICLE 37    (TERM OF DIRECTOR)

(1) The term of office of the Director shall be determined at the General Meeting of Shareholders to the extent not exceeding three years, and the Director may be re-appointed. Provided that, the term of office of the Outside Director appointed as specialist at the General Meeting of Shareholders shall be one year.

(2) If the term of office expires after the end of a fiscal year but before the Ordinary General Meeting of Shareholders convened in respect of such fiscal year, the term of office shall be extended up to the close of such General Meeting of Shareholders.


ARTICLE 38    (BY-ELECTION OF DIRECTORS)

(1) In the event of any interim vacancy in the office of the Director, a substitute Director shall be elected at the General Meeting of Shareholders; provided, however, that the foregoing shall not apply if the number of remaining Directors satisfies the requirement of Article 35 hereof and such vacancy does not cause any difficulties in the business operation of the Company.

(2) If the number of Outside Directors does not satisfy the requirement referred to in Article 35 due to the death or resignation of Outside Directors or any other reason, the Outside Directors shall be elected to fill the vacancy at the Ordinary General Meeting of Shareholders to be held first after such cause so as for the number of Outside Directors to be such prescribed number.

(3)  The term of office of the Director appointed pursuant to Paragraphs (1) and
     (2) shall commence from the date of taking office.


ARTICLE 39    (APPOINTMENT OF REPRESENTATIVE DIRECTOR, ET AL.)

(1) The Company may appoint one Representative Director-Chairman and one Representative Director-President, by a resolution of the Board of Directors.

(2) The Company may appoint one Vice President from among the Directors, by a resolution of the Board of Directors.


ARTICLE 40    (DUTIES OF DIRECTORS)

(1) The Representative Director-Chairman shall represent the Company and shall oversee the business operation of the Company.

(2) The Representative Director-Presidents shall also represent the Company and shall perform the matters resolved by the Board of Directors and oversee the business of the Company as determined by the Board of Directors.

(3) The Vice President and Directors shall assist the Representative Director, and perform their respective duties as may be delegated to them by the Board of Directors.


ARTICLE 41 (DIRECTOR'S OBLIGATIONS)

(1) The Directors shall perform their respective duties faithfully for the benefits of the Company, in accordance with the laws and these Articles of Incorporation.

(2) If any Director finds any facts which may cause substantial losses to the Company, such Director shall promptly report to the Audit Committee thereof.


ARTICLE 42    (COMPOSITION AND CONVENING OF THE MEETING OF BOARD OF DIRECTORS)

(1) The Board of Directors shall consist of Directors, and shall resolve important matters regarding the business affairs of the Company.

(2) The Meeting of the Board of Directors shall be of two types: (i) Ordinary and (ii) Extraordinary. The Ordinary Meeting of the Board of Directors shall be held at least once per fiscal quarter and the Extraordinary Meeting of the Board of Directors may be convened whenever deemed to be necessary.

(3) The Meeting of the Board of Directors shall be convened by the Representative Director-Chairman of the Director designated by the Board of Directors (if any) by giving notice to each Director at least seven (7) days prior to the scheduled date of such Meeting. However, such period may be reduced upon occurrence of urgent events, and the said procedures may be omitted with the consent thereon of all Directors.


ARTICLE 43    (CHAIRMAN OF THE MEETING OF THE BOARD OF DIRECTORS)

The Chairman of the Meeting of the Board of Directors shall be the person entitled to convene the Meeting pursuant to Article 42.


ARTICLE 44    (METHOD OF RESOLUTION)

(1) The quorum for the Board of Directors shall be the presence of at least more than one half (1/2) of the Directors, and all resolutions of the Board of Directors shall require the affirmative votes of a majority of the Directors present at the meeting of the Board of Directors.

(2) The Board meetings may be held by means of a video conference or other similar arrangement whereby all or part of the Directors may participate in the meeting and vote on matters at the same time. In such case, a Director participating in the meeting by such arrangement shall be considered present at the meeting.

(3) Any Director who has a particular interest in the matters to be resolved at the Meeting of the Board of Directors shall not be entitled to vote at such Meeting.


ARTICLE 45    (MINUTES OF THE MEETING OF BOARD OF DIRECTORS)

(1)  The proceedings of a Board meeting shall be recorded in the minutes.

(2) The agenda, proceedings, resolutions, dissenting director (if any) and his/her reasons for dissenting of a Board meeting shall be recorded in the minutes on which the names and seals of the Directors present at the meeting.


ARTICLE 46    (COMMITTEES)

(1) The Company may have the following committees within the Board of Directors.

     1.   Operation Committee;

     2.   Audit Committee; and

     3.   Risk Management Committee.

(2) Details regarding composition, power, operation, etc. of each committee shall be determined by the resolution of the Board of Directors. Provided that, the Operation Committee referred to in Paragraph (1), Subparagraph 1 shall satisfy the composition requirements of the Outside Director Candidate Recommendation Committee as set forth in the FHCA.

(3) Articles 42, 44 and 45 shall apply mutatis mutandis with respect to the committees.


ARTICLE 47     (REMUNERATION FOR DIRECTORS)

The remuneration for the Directors shall be determined by a resolution of the General Meeting of Shareholders.


ARTICLE 48    (CONSULTANTS)

By a resolution of the Board of Directors, the Company may retain several consultants, honorary directors and advisors.


                                   CHAPTER VI
                                 AUDIT COMMITTEE


ARTICLE 49    (CONSTITUTION OF AUDIT COMMITTEE)

(1) The Company shall have the Audit Committee, as prescribed by the Commercial Code, the SEA and other laws, in stead of the Auditor.

(2) The Audit Committee of the Company shall consist of three (3) or more Directors; provided that two-thirds (2/3) of the members of the Audit Committee shall be elected from the Outside Directors.

(3) The chairman of the Audit Committee shall be elected among the outside directors by a resolution of the Audit Committee.


ARTICLE 50    (DUTIES OF AUDIT COMMITTEE)

(1) The Audit Committee shall examine the operation and accounting of the Company.

(2) The Audit Committee may request the Board of Directors to convene the Extraordinary General Meeting of Shareholders by submitting documents stating the agenda and reasons for convening such meeting.

(3) The Audit Committee may request business reports from any subsidiary of the Company when it is necessary to perform its duties. In this case, if such subsidiary does not report to the Audit Committee immediately or the Audit Committee needs to verify the contents of the reports, it may investigate the status of business and the financial condition of the subsidiary.

(4)  The Audit Committee shall approve the appointment of the external auditor.

(5) In addition to the matters referred to in Paragraphs (1) through (4), the Audit Committee shall dispose of the matters delegated by the Board of Directors.


ARTICLE 51    (AUDIT COMMITTEE'S RECORD)

The Audit Committee shall record the substance and results of its audit in the Audit Committee's record, on which the name and seal of the Audit Committee(s) who has performed such audit shall be affixed or shall be signed by such Audit Committee.


                                   CHAPTER VII
                                   ACCOUNTING


ARTICLE 52    (FISCAL YEAR)

The fiscal year of the Company shall begin on January 1 and end on December 31 of each year.


ARTICLE 53 (PREPARATION AND MAINTENANCE OF FINANCIAL STATEMENTS AND BUSINESS REPORT)

(1) The Representative Director-President of the Company shall prepare the following documents to be submitted to the Ordinary General Meeting of Shareholders, together with supplementary data and business reports, and have such documents audited by the Audit Committee no later than six (6) weeks before the date of the Ordinary General Meeting of Shareholders:

     (a)  balance sheet;

     (b)  statements of profit and loss; and

     (c) statement of appropriation of retained earnings or statement of disposition of deficit.

(2) The Audit Committee shall submit an audit report to the Representative Director-President no later than one (1) week before the date of the Ordinary General Meeting of Shareholders.

(3) The Representative Director-President shall keep on file copies of the documents described in Paragraph (1) above, together with the business report and Audit Committee's audit report thereon, at the head office of the Company for five (5) years, and certified copies of all of such documents at the branches of the Company for three (3) years, beginning from one (1) week before the date of the Ordinary General Meeting of Shareholders.

(4) Immediately upon obtaining approval for the documents mentioned in Paragraph (1) above from the General Meeting of Shareholders, the Representative Director-President shall make a public notice of the balance sheet, income statement, consolidated financial statements pursuant to the Act on External Audit of Stock Companies and the opinion of an external auditor.


ARTICLE 54 (APPOINTMENT OF EXTERNAL AUDITOR)

The Company shall appoint the external auditor with the approval of the Audit Committee, and shall report such fact to the Ordinary General Meeting of Shareholders to be held first after such appointment.


ARTICLE 55 (DISPOSAL OF PROFITS)

The Company shall dispose of the unappropriated retained earnings as of the end of each fiscal year as follows:

     1.   earned surplus reserves;

     2.   other statutory reserves;

     3.   dividends;

     4.   temporary reserves; and

     5.   other appropriation of earned surplus.


ARTICLE 56    (RETIREMENT OF SHARES)

(1) The Company may retire the shares within the scope of profits attributable to the shareholders, by the resolution of the Board of Directors.

(2) In order to retire the shares pursuant to Paragraph (1), the Board of Directors shall adopt the following resolutions:

     1.   Types and the total number of shares to be retired;

     2.   The total amount of shares to be acquired for retirement; and

     3. Acquisition period or retirement date (the acquisition period or retirement date shall be before the Ordinary General Meeting of Shareholders to be held first after the resolution of such retirement).

(3) When the shares are retired pursuant to Paragraph (1), it shall be in accordance with the following criteria:

     1. In case of acquisition of shares for the purpose of retirement, such acquisition shall be made in accordance with the acquisition method and criteria as prescribed in the relevant laws, such as the SEA, etc.

     2. Total price of the shares to be acquired for the purpose of retirement shall be not more than the amount as prescribed in the relevant laws, such as the SEA, etc., within the scope available for dividend as at the end of such fiscal year pursuant to Article 462, Paragraph (1) of the Commercial Code.

(4) When the shares are retired pursuant to Paragraph (1), the matters referred to in each Subparagraph of Paragraph (2) and the purpose of retirement shall be reported to the Ordinary General Meeting of Shareholders to be held first after the resolution of such retirement.


ARTICLE 57    (DIVIDENDS)

(1)  Dividends may be distributed in cash or stock.

(2) In case the dividends are to be distributed in stock and the Company has several classes of shares, the stock dividend distribution may be made in shares of different classes by a resolution of the General Meeting of Shareholders.

(3) Dividends of Paragraph (1) above shall be paid to the shareholders registered in the Company's registry of shareholders or the registered pledgees as of the last day of each fiscal year.


ARTICLE 57-2 (INTERIM DIVIDENDS)

(1) The Company may distribute interim dividends to its shareholders as of 00:00, July 1 in accordance with the relevant laws including the SEA. Such interim dividends shall be made in cash.

(2) Interim dividends provided under Paragraph (1) shall be decided by resolution of the Board of Directors, which resolution shall be made within forty-five (45) days from the date specified in Paragraph (1).

(3) The maximum amount to be paid as interim dividends shall be calculated by deducting the following amounts from the net asset amounts recorded in the balance sheet of the fiscal year immediately prior to the fiscal year concerned:

     1. Capital of the company for the fiscal year immediately prior to the fiscal year concerned;

     2. The aggregate amount of capital reserves and legal reserves which had been accumulated up until the fiscal year immediately prior to the fiscal year concerned;


     3. The amount which was resolved to be distributed as dividends at an ordinary general meeting of shareholders of the fiscal year immediately prior to the fiscal year concerned;

     4. Voluntary reserves which had been accumulated for specific purposes in accordance with the relevant provisions of the Articles of Incorporation or by resolution of a general meeting of shareholders until the fiscal year immediately prior to the fiscal year concerned;


     5. Eared surplus reserves to be accumulated for the fiscal year concerned as a result of the interim dividends.

(4) In the event the Company has issued new shares (including those shares issued by way of conversion of reserves into capital stock, stock dividends, request of conversion of convertible bonds or exercise of warrants) prior to the date set forth in Paragraph (1) above, but after the commencement date of the fiscal year concerned, the new shares shall be deemed to have been issued at the end of the fiscal year immediately prior to the fiscal year for the purpose of interim dividends.

(5) When distributing interim dividends the same dividend rate as that of the common shares of the Company shall be applied to the preferred shares. However, if the Board of Directors had decided otherwise at the time of the issuance of such preferred shares, the dividend rate shall be in accordance with such decision by the Board of Directors.


ARTICLE 58    (EXPIRATION OF RIGHT TO PAYMENT OF DIVIDENDS)

(1) The right to demand payment of dividends shall extinguish by prescription if not exercised within five (5) years.

(2) The dividends, of which the right has been extinguished under Paragraph (1) above, shall be kept by the Company.


ARTICLE 59  (SUPPLEMENTARY PROVISION)

Matters not specified in these Articles of Incorporation shall be determined by the resolution of the Board of Directors or the General Meeting of Shareholders, or in accordance with the Commercial Code or other laws.

                                    ADDENDUM


ARTICLE 1     (EFFECTIVE DATE)

These Articles of Incorporation shall become effective from the date of registration of incorporation.


ARTICLE 2     (INITIAL FISCAL YEAR AFTER INCORPORATION)

Notwithstanding the provisions of Article 52, the initial fiscal year of the Company after incorporation shall be from the date of incorporation to December 31, 2001.


ARTICLE 3     (INITIAL TRANSFER AGENT AFTER INCORPORATION)

Notwithstanding the provisions of Article 16, Paragraph (2), the initial transfer agent of the Company after incorporation shall be Korea Securities Depository.


ARTICLE 4 (APPOINTMENT OF INITIAL REPRESENTATIVE DIRECTOR, ET AL. AFTER INCORPORATION)

Notwithstanding the provisions of Article 39, the initial Representative Director-Chairman and the initial Representative Director-Chairman of the Company after incorporation shall be one person appointed at the General Meetings of Shareholders of the Share Transferring Companies, at which the resolution to approve the share transfer is adopted.


ARTICLE 5     (APPOINTMENT OF INITIAL OUTSIDE DIRECTOR AFTER INCORPORATION)

Notwithstanding the provisions of Article 36, Paragraph (2), the initial Outside Director of the Company after incorporation shall be appointed at the General Meetings of Shareholders of the Share Transferring Companies, at which the resolution to approve the share transfer is adopted, without recommendation of the Operation Committee.


ARTICLE 6     (APPOINTMENT OF INITIAL MEMBERS OF AUDIT COMMITTEE AFTER
INCORPORATION)

The initial members of Audit Committee shall be appointed at the General Meetings of Shareholders of the Share Transferring Companies, at which the resolution to approve the share transfer is adopted.


ARTICLE 7     (REMUNERATION OF DIRECTORS IN INITIAL FISCAL YEAR AFTER
INCORPORATION)

Notwithstanding the provisions of Article 47, the remuneration of Directors in initial fiscal year after incorporation shall be determined at the Board of Directors to be held first after incorporation, to the extent not exceeding 1 billion Won.


ARTICLE 8     (SHARE TRANSFERRING COMPANIES)

In order to incorporate the Company, the following share transferring companies prepare these Articles of Incorporation and affix their respective names and seals hereon on August 10, 2001.


Shinhan Bank
120, Taepyongro 2ga, Jung-gu, Seoul
Representative Director, President  In Ho Lee

Shinhan Securities Co., Ltd.
24-4, Yoido-dong, Youngdeungpo-gu, Seoul
Representative Director, President  Yang Sang Yoo

Shinhan Capital Co., Ltd.
526-3, Kojan-dong, Ansan, Kyonggido
Representative Director, President  Shin Jung Kang

Shinhan Investment Trust Management Co., Ltd.
24-4, Yoido-dong, Youngdeungpo-gu, Seoul
Representative Director, President  Bo Gil Baek

                                   ADDENDA (1)


ARTICLE 1     (EFFECTIVE DATE)

These Articles of Incorporation shall become effective as of March 20, 2002.



                                   ADDENDA (2)


ARTICLE 1     (EFFECTIVE DATE)

These Articles of Incorporation shall become effective as of March 31, 2003.